 Exhibit 99.1

GlobalSCAPE, Inc. Earns HR Employer of the Year Award from HRO Today Services and Technology Association

Company Recognized for Excellence in Engagement Strategies and Advancing the HR Industry

SAN ANTONIO – May 12, 2016 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, has been recognized by HRO Today Services and Technology Association with two prestigious awards: HR Employer of the Year and Excellence in Engagement Strategy in North America.

Globalscape’s list of local, regional and national “Best Companies to Work For” awards was just one factor for the HR Employer of the Year nomination. The HR team has also recently implemented a company-wide individual development program that leverages training and mentorship to strengthen five core business competencies – communication skills, personal development, operational knowledge, project management and sales skills, highlighting the company’s focus on the personal and professional growth of all employees. HRO’s Excellence in Engagement Strategy award recognized Globalscape’s corporate values and the emphasis the HR department puts on creating real programs and initiatives to ensure that employees have a work-life balance, reliable channel for organization or departmental feedback, a wealth of professional development programs and an opportunity to engage with the culture.

The HRO Today Services and Technology Association Awards recognize excellence in the HR industry in Europe, Middle East & Africa, North America and Asia Pacific.

Supporting Quote:
Andrea Farmer, Vice President of Human Resources at Globalscape
“We are honored to be recognized as HR Employer of the Year as well as be acknowledged for our engagement strategies. At Globalscape, we constantly strive to create a ‘work hard-play hard’ culture where our employees feel they have support at every level of the company, both professionally and personally. We have learned and evolved over the past 20 years but one thing that doesn’t change is our ability to adapt to the needs of our employees. We would not be able to effect change within the company without our fantastic employees, who constantly push us to go above and beyond.”

For more information on Globalscape’s awards and recognitions, please visit: https://www.globalscape.com/company/awards

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2015 fiscal year, filed with the Securities and Exchange Commission on March 3, 2016.

GLOBALSCAPE PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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